As filed with the Securities and Exchange Commission on December 23, 2002.

                                                           Registration No. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            BAXTER INTERNATIONAL INC.
                            -------------------------
             (Exact name of registrant as specified in its charter)

            Delaware                                     36-0781620
--------------------------------            ------------------------------------
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

                               One Baxter Parkway
                            Deerfield, Illinois 60015
                                 (847) 948-2000

  ____________________________________________________________________________
    (Address, including zip code of registrant's principal executive offices)

      Baxter International Inc. and Subsidiaries Incentive Investment Plan Baxter Healthcare Corporation of Puerto Rico Savings and Investment Plan
                            (Full title of the Plans)

         ______________________________________________________________

                                 Jan Stern Reed
                Corporate Secretary and Associate General Counsel
                            Baxter International Inc.
                               One Baxter Parkway
                            Deerfield, Illinois 60015
                                 (847) 948-2000

  ____________________________________________________________________________
                      (Name, address, and telephone number,
                   including area code, of agent for service)

                                                   CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------------------
Title of                          Amount to be         Proposed maximum             Proposed maximum          Amount of registration
securities to be registered       registered (1)       offering price per share     aggregate offering price  fee
------------------------------------------------------------------------------------------------------------------------------------
Baxter International Inc. and      9,000,000 shares          28.42 (3)                 $ 255,780,000                $ 23,534
Subsidiaries Incentive
Investment Plan
   Common Stock, $1 par value
   per share, including
   Preferred Stock Purchase
   Rights (2)
------------------------------------------------------------------------------------------------------------------------------------
Baxter Healthcare Corporation      1,000,000 shares          28.42 (3)                 $  28,420,000                $  2,616
of Puerto Rico Savings and
Investment Plan
   Common Stock, $1 par value
   per share, including
   Preferred Stock Purchase
   Rights (2)
------------------------------------------------------------------------------------------------------------------------------------
Total                             10,000,000 shares                                    $ 284,200,000                $ 26,150
------------------------------------------------------------------------------------------------------------------------------------

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Baxter International Inc. and Subsidiaries Incentive Investment Plan or Baxter Healthcare Corporation of Puerto Rico Savings and Investment Plan. Pursuant to Rule 416, this registration statement also covers any additional shares of common stock which may be issuable in connection with any stock split, stock dividend or similar transaction.

(2) Rights initially are carried and traded with the Common Stock. The value attributable to the Rights, if any, is reflected in the market price of the Common Stock.

(3) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and (h), based upon the average of the high and low prices of the Common Stock reported by the New York Stock Exchange on December 20, 2002.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

Each of Baxter International Inc. (the "Registrant") and the Baxter International Inc. and Subsidiaries Incentive Investment Plan and Baxter Healthcare Corporation of Puerto Rico Savings and Investment Plan (collectively, the "Plans") hereby incorporates by reference in this Registration Statement the documents listed below previously filed with the Securities and Exchange Commission (the "Commission") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"):

       (a) The Registrant's latest annual report and each Plan's latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act.

       (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant document referred to in (a) above.

       (c) The description of the Registrant's Common Stock which is contained in the registration statement filed with the Commission under Section 12 of the Exchange Act, including any subsequent amendment or any report filed for the purpose of updating such description.

       (d) The description of the Registrant's Series B Junior Participating Preferred Stock Purchase Rights (currently traded with the Registrant's common stock), filed in the Registrant's Form 8-A dated May 30, 2001.

All documents subsequently filed with the Commission by the Registrant or either Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference and to be a part hereof from the dates of filing of such documents.

Item 6.    Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law ("DGCL") provides that the Registrant may, and in some circumstances must, indemnify the directors and officers of the Registrant against liabilities and expenses incurred by any such person by reason of the fact that such person was serving in such capacity, subject to certain limitations and conditions therein set forth. The Registrant's Restated Certificate of Incorporation, as amended, provides for indemnification of the Registrant's directors, officers, employees and other agents to the extent and under the circumstances permitted by the DGCL. The Registrant has also entered into agreements with its directors and officers that will require the Registrant, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors or officers to the fullest extent permitted by law.

Item 8.  Exhibits

Exhibit Number                   Description

15                       Awareness Letter of PricewaterhouseCoopers LLP

23                       Consent of PricewaterhouseCoopers LLP

24                       Power of Attorney (included in signature page)

      The Registrant hereby undertakes that it will submit or has submitted each of the Plans and any amendment thereto to the Internal Revenue Service in a timely manner and has made or will make all changes required by the Internal Revenue Service in order to qualify each of the Plans.

Item 9.  Undertakings.

         (a)  The Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The Registrant further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the Securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering hereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                               S I G N A T U R E S

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Deerfield, State of Illinois, on December 23, 2002.

                                          BAXTER INTERNATIONAL INC.


                                          By: /s/ Harry M. Jansen Kraemer, Jr.
                                              ----------------------------------
                                              Harry M. Jansen Kraemer, Jr.
                                              Chairman of the Board of Directors
                                              and Chief Executive Officer


Each person whose signature appears below constitutes and appoints Harry M. Jansen Kraemer, Jr. and Jan Stern Reed, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying all that such attorneys-in-fact and agents, or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on December 23, 2002.

SIGNATURE                                            TITLE

/s/ Harry M. Jansen Kraemer, Jr.      Chairman of the Board of Directors and
------------------------------------
Harry M. Jansen Kraemer, Jr.          Chief Executive Officer
                                      (Principal Executive Officer)

/s/ Brian P. Anderson                 Senior Vice President and
------------------------------------
Brian P. Anderson                     Chief Financial Officer
                                      (Principal Financial Officer and Principal
                                      Accounting Officer)

/s/ Walter E. Boomer                  Director
------------------------------------
Walter E. Boomer

____________________________________  Director
Pei-yuan Chia

/s/ John W. Colloton                  Director
------------------------------------
John W. Colloton

/s/ Susan Crown                          Director
------------------------------------
Susan Crown

/s/ Gail D. Fosler                       Director
------------------------------------
Gail D. Fosler

/s/ Joseph B. Martin, M.D., Ph.D.        Director
------------------------------------
Joseph B. Martin, M.D., Ph.D.

/s/ Thomas T. Stallkamp                  Director
------------------------------------
Thomas T. Stallkamp

/s/ Monroe E. Trout                      Director
------------------------------------
Monroe E. Trout

/s/ Fred L. Turner                       Director
------------------------------------
Fred L. Turner

The Plans. Pursuant to the requirements of the Securities Act of 1933, the Administrative Committee, as persons who administer the Plans, has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Deerfield, State of Illinois, on December 23, 2002.

                                     Baxter International Inc. and
                                     Subsidiaries Incentive Investment Plan

                                     Baxter Healthcare Corporation of
                                     Puerto Rico Savings and Investment Plan

                                     By: /s/ Karen May
                                         ------------------------------------
                                         Karen May, as a member of and
                                         authorized signatory for the
                                         Administrative Committee

                                  EXHIBIT INDEX

Exhibit Number                Description

15                    Awareness Letter of PricewaterhouseCoopers LLP

23                    Consent of PricewaterhouseCoopers LLP

24                    Powers of Attorney  (included in signature page)